Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-36460) on Form S-8 of eOn Communications Corporation and Subsidiaries of our report dated October 29, 2012, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of eOn Communications Corporation and Subsidiaries for the year ended July 31, 2012.

/s/ Horne LLP

Ridgeland, Mississippi

October 29, 2012